SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-9439

Texas	74-2157138
(State or other Jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On December 31, 2003, International Bancshares Corporation (“IBC”) issued a news release announcing that on December 18, 2003, its board of directors authorized IBC to extend the termination date on its stock repurchase program.  The news release, attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

All of the information furnished in Item 5 of this report and the accompanying exhibits are also intended to be included under “Item 9 — Regulation Fair Disclosure” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION

(Registrant)

By:	/s/ DENNIS E. NIXON
DENNIS E. NIXON, President,
and Chief Executive Officer

Date: December 31, 2003

EXHIBIT INDEX

Exhibit Number	Description	Page Number
99	News Release of International Bancshares Corporation dated December 31, 2003	5